Exhibit 24.1

              Each person whose signature appears below appoints Larry A. Mizel, Paris G. Reece, III and Daniel S. Japha, and each of them, his or her attorneys-in-fact, with full power of substitution, for him or her in any and all capacities, to sign a registration statement to be filed with the Securities and Exchange Commission (the "Commission") on Form S-8 in connection with the offering by M.D.C. Holdings, Inc., a Delaware corporation (the "Company"), of 2,500,000 shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), for issuance pursuant to the Company's 2001 Equity Incentive Plan and Stock Option Plan for Non-Employee Directors, and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission; and to sign all documents in connection with the qualification and sale of the Common Stock with Blue Sky authorities and with the National Association of Securities Dealers, Inc.; granting unto said attorneys-in-fact full power and authority to perform any other act on behalf of the undersigned required to be done in the premises, hereby ratifying and confirming all that said attorneys-in-fact lawfully do or cause be done by virtue hereof.


Date:    July 25, 2001                           /s/ Larry A. Mizel
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                                                 Larry A. Mizel


Date:    July 25, 2001                           /s/ David D. Mandarich
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                                                 David D. Mandarich


Date:    July 25, 2001                           /s/ Paris G. Reece, III
                                                 -------------------------------
                                                 Paris G. Reece, III


Date:    July 30, 2001                           /s/ David Blackford
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                                                 David Blackford


Date:    July 27, 2001                           /s/ Steven J. Borick
                                                 -------------------------------
                                                 Steven J. Borick


Date:    July 28, 2001                           /s/ Herbert T. Buchwald
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                                                 Herbert T. Buchwald


Date:    July 25, 2001                           /s/ William B. Kemper
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                                                 William B. Kemper